Resources Connection, Inc. Reports Third Quarter Results for Fiscal 2013

- Company reports third quarter earnings per share of $0.11, up from $0.10 in prior year third quarter

- Company returns $8.5 million in capital to shareholders in dividends and stock buy-backs during third quarter

- Third quarter revenue is $138.0 million compared to prior year third quarter revenue of $143.3 million

- Company's Adjusted EBITDA* margin for third quarter is 8.3% compared to 8.6% in prior year third quarter

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, stock-based compensation and contingent consideration adjustments

IRVINE, Calif., April 2, 2013 /PRNewswire/ -- Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals ("RGP") – accomplished professionals in accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services, today announced financial results for its fiscal third quarter ended February 23, 2013.

Revenue for the third quarter of fiscal 2013 was $138.0 million, decreasing 2.3% (2.3% on a constant dollar basis) sequentially and 3.7% (3.8% on a constant dollar basis) compared to the prior year's third quarter revenue. Revenues in the U.S. were flat sequentially and improved 1.1% quarter-over-quarter. International revenues decreased 9.1% sequentially and 16.8% quarter-over-quarter (9.3% sequentially and 17.1% quarter-over-quarter on a constant dollar basis).

The Company's net income for the third quarter ended February 23, 2013, was $4.5 million, or $0.11 per diluted share. This compares to the Company's net income for the third quarter of fiscal 2012 of $4.3 million, or $0.10 per diluted share.

"Our third quarter revenues were negatively impacted due primarily to the wind down of a large mortgage servicing project resulting from our client's settlement with the U.S. government and a decline in international revenues following the winter holidays," said Tony Cherbak, President and Chief Operating Officer of RGP. "Despite the impact of the mortgage servicing project, I am pleased we grew our U.S. revenue and earnings per share quarter over quarter."

Gross margin was 37.1% in the third quarter of fiscal 2013, down 30 and 200 basis points from the third quarter of fiscal 2012 and second quarter of fiscal 2013, respectively. The decline was primarily driven by increased healthcare costs during the quarter. Selling, general and administrative expenses for the third quarter of fiscal 2013 were $41.6 million, a decrease of $1.8 million from the comparable quarter a year ago and $700,000 from the second quarter of fiscal 2013. Current quarter selling, general and administrative expenses benefited from the resolution of a legal matter and reduction of incentive compensation expenses.

Cash flow from operations and Adjusted EBITDA were $13.0 million and $11.4 million (8.3% of revenue), respectively, for the third quarter of fiscal 2013 compared to $12.8 million and $12.3 million (8.6% of revenue), respectively, for the third quarter of fiscal 2012.

"While we believe many of our clients are cautious regarding global economic conditions, we remain focused on serving our clients," said Don Murray, Executive Chairman and Chief Executive Officer of RGP. "Our attention to client service is evidenced by our continuing to serve all of our top fifty clients from fiscal 2012 during fiscal 2013."

The Company's revenue for the nine months ended February 23, 2013 was $416.2 million compared with $426.3 million for the first nine months ended February 25, 2012. The Company's net income for the nine months ended February 23, 2013 was $15.2 million, or $0.37 per diluted share. This compares to net income in the prior year's first nine months ended February 25, 2012 of $32.2 million, or $0.73 per diluted share (which includes the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $20.4 million or $0.46 per diluted share).

During the third quarter of fiscal 2013, the Company repurchased 509,000 shares of common stock for $6.0 million. The Company has approximately $84.8 million remaining under its board authorized stock buyback program. On March 21, 2013, the Company paid its quarterly dividend of $2.5 million to shareholders, representing a dividend of $0.06 per share.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,900 professionals, annually serving approximately 1,900 clients around the world from 75 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about RGP is available at http://www.resourcesglobal.com.

RGP will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, April 2, 2013. This conference call will be available for listening via a webcast on the Company's website: http://www.resourcesglobal.com. An audio replay of the conference call will be available through April 9, 2013 at 855-859-2056. The password for the replay is 15567101. The call will also be archived on the RGP website for 30 days.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "remain," "should" or "will" or the negative of these terms or other comparable terminology. In this press release, such statements include our expectations about global economic conditions. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

RESOURCES CONNECTION, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)
	Three Months Ended		Nine Months Ended

	February 23, 2013	February 25, 2012	February 23, 2013	February 25, 2012

	(unaudited)		(unaudited)

Revenue	$138,020	$143,294	$416,150	$426,256
Direct costs of services	86,825	89,667	256,356	265,536
Gross margin	51,195	53,627	159,794	160,720
Selling, general and administrative expenses (1)	41,591	43,356	125,993	128,945
Employee portion of contingent consideration (2)	---	---	---	(500)
Contingent consideration adjustment (2)	---	---	---	(33,440)
Operating income before amortization and depreciation (1), (2)	9,604	10,271	33,801	65,715
Amortization of intangible assets	422	487	1,282	2,881
Depreciation expense	1,125	1,412	3,488	4,432
Operating income (1), (2)	8,057	8,372	29,031	58,402
Interest income	(37)	(51)	(135)	(204)
Income before provision for income taxes (1), (2)	8,094	8,423	29,166	58,606
Provision for income taxes (3)	3,601	4,092	13,977	26,358
Net income (1), (2), (3)	$4,493	$4,331	$15,189	$32,248
Basic net income per share (1), (2), (3)	$0.11	$0.10	$0.37	$0.73
Diluted net income per share (1), (2), (3)	$0.11	$0.10	$0.37	$0.73
Basic shares	40,939	42,943	41,317	43,959
Diluted shares	40,978	43,002	41,370	44,008
Cash dividends declared per share	$0.06	$0.05	$0.18	$0.15

RESOURCES CONNECTION, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)
EXPLANATORY NOTES

1.

Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants and employee stock purchases of $1.8 million and $2.0 million for the three months ended February 23, 2013 and February 25, 2012, respectively, and $5.5 million and $5.8 million for the nine months ended February 23, 2013 and February 25, 2012, respectively.

2.

The contingent consideration adjustment is a favorable adjustment of approximately $33.4 million for the nine months ended February 25, 2012 in recognition of the change in the fair value of the contingent consideration liability associated with the acquisition of the Sitrick Brincko Group in November 2009. The adjustment results in a reduction in the anticipated contingent consideration payable in November 2013.  As required by accounting rules for acquisitions under generally accepted accounting principles ("GAAP") that include earn-out provisions, the Company periodically assesses the likely fair value to be paid at the earn-out date.  The Sitrick Brincko Group earn-out is based upon an annual assessment of actual EBITDA of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios over the remaining one year of the earn-out period.  This assessment requires very subjective assumptions to be made of various potential operating results scenarios.  Based upon the first three and a quarter years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the three quarters of a year remaining in the earn-out period, the Company believes it is more likely than not that there will not be a contingent consideration payment payable in November 2013 and has reduced the estimated liability by $33.9 million.  Although the Company currently believes that there will be no earn-out payment due, it will continue to periodically review actual EBITDA results of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios; if circumstances change and the Company determines that an earn-out payment may be due, it would result in a non-cash charge to operations and would materially impact operating results.

The employee portion of contingent consideration is a $500,000 reduction of the estimate of the compensation owed to employees related to the Sitrick Brincko Group acquisition (and as compensation, it is treated as an operating expense).  Similar to contingent consideration, the estimate of the amount of employee portion of contingent consideration payable requires very subjective assumptions to be made of future operating results and based upon the first three and a quarter years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the three quarters of a year remaining in the earn-out period, the Company currently believes it is more likely than not that the employee portion of contingent consideration will not be earned.

The after-tax impact of the adjustments to contingent consideration and the employee portion of contingent consideration were $0.46 per diluted share for the nine months ended February 25, 2012.

3.

The Company's effective tax rate was approximately 44% and approximately 49% for the three months ended February 23, 2013 and February 25, 2012, respectively, and approximately 48% and approximately 45% for the nine months ended February 23, 2013 and February 25, 2012, respectively. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)
	Three Months Ended		Nine Months Ended

	February 23, 2013	February 25, 2012	February 23, 2013	February 25, 2012

	(unaudited)		(unaudited)

Net income	$4,493	$4,331	$15,189	$32,248
Adjustments:
Amortization of intangible assets	422	487	1,282	2,881
Depreciation expense	1,125	1,412	3,488	4,432
Interest income	(37)	(51)	(135)	(204)
Provision for income taxes	3,601	4,092	13,977	26,358
EBITDA	9,604	10,271	33,801	65,715
Stock-based compensation expense	1,822	2,029	5,460	5,837
Contingent consideration adjustment	---	---	---	(33,440)
Adjusted EBITDA	$11,426	$12,300	$39,261	$38,112
Revenue	$138,020	$143,294	$416,150	$426,256
Adjusted EBITDA Margin	8.3%	8.6%	9.4%	8.9%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income, income taxes, stock-based compensation expense and contingent consideration expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the core performance of our Company. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC. SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION (in thousands, except consultant headcount)

	February 23, 2013	May 26, 2012
	(unaudited)
Cash, cash equivalents and short-term investments	$118,876	$128,115
Accounts receivable, less allowances	$ 90,164	$ 84,192
Total assets	$427,632	$430,719
Current liabilities	$ 61,458	$ 61,651
Total stockholders' equity	$362,112	$365,868
Consultant headcount, end of period	2,254	2,317
Shares outstanding, end of period	40,792	41,973

	Nine Months Ended

	February 23, 2013	February 25, 2012
	(unaudited)
Cash flow from operating activities	$ 18,043	$ 19,800
Cash flow from investing activities	($ 12,460)	($ 22,072)
Cash flow from financing activities	($ 23,431)	($ 40,307)

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CONTACT: Media, Michael Sitrick, (US+) 1-310-788-2850, mike_sitrick@sitrick.com; or Analyst Contact, Nate Franke, Chief Financial Officer, (US+) 1-714-430-6500, nate.franke@resources-us.com